Exhibit 21

Subsidiaries of the Registrant

Ampal Financial Services Ltd., an Israeli company

Ampal Development (Israel) Ltd., an Israeli company

Nir Ltd., an Israeli company (in voluntary liquidation)

Ampal Realty Corporation, a New York corporation

Ampal Communications, Inc., a Delaware corporation

Ampal Enterprises Ltd, an Israeli Company

Ampal Holdings (1991) Ltd., an Israeli company

Ampal Industries, Inc., a Delaware corporation

Ampal Industries (Israel) Ltd. an Israeli company (in voluntary liquidation)

Ampal International Ventures (2000) Ltd., an Israeli company

Ampal (Israel) Ltd., an Israeli company

Ampal Properties Ltd., an Israeli company

Ampal Communication LP, an Israeli limited partnership

Ampal Communication Holdings Ltd., an Israeli company

Ampal Energy Ltd., an Israeli company

Merhav-Ampal Energy Ltd., an Israeli company

Ampal Fuels Ltd., an Israeli company

Country Club Kfar Saba Ltd., an Israeli company

Merhav Ampal Energy Limited Partnership, an Israeli limited partnership

Merhav Ampal I.I.F General Partner Ltd, an Israeli company

Global Wind Energy Israel Ltd., an Israeli company

Global wind Energy Cyprus Limited, a Cyprus company

CL-AM Argithea Public Limited Energy Company, a Greek company

Gadot Chemicals Tankers & Terminals Ltd., an Israeli company

Gadot Chemicals Terminals (1985) Ltd., an Israeli company

Gadot Yam Chemical Shipping Ltd., an Israeli company

GCT Ltd., a USA company

Shelah Chemical Haulage Service Co. Ltd., an Israeli company

GCT Netherlands B.V., a Dutch company

Eurochem Maritime B.V., a Dutch company

Gadot A.S.M Ltd., an Israeli company

Gadot Lab Supplies Ltd., an Israeli company

Euro –Gama Properties Ltd., an Israeli company

GCT-EST B.V., a Dutch company

GCT Holding B.V., a Dutch company

Gadot Storage & Handling Limited Partnership, an Israeli limited partnership

Chemichlor (2005) Chemicals Marketing Ltd., an Israeli company

Bax Chemicals B.V., a Dutch company

Bax Chemicals France S.A.R.L., a French company

Bax Chemicals Export Overseas B.V., a Dutch company

Chyma Bulk Chemicals Shipping S.A. Greece, a Greek company

Chyma Hellas S.A. Greece, a Greek company

Finlog B.V. (Holding), a Dutch company

VLS Group Germany GmbH, a German company

Vopak Logistic Services Pernis B.V., a Dutch company

Vopak Logistic Services Belgium N.V., a Belgian company

VLS Dusseldorf GmbH, a German company

VLS Netherlands.B.V. , a Dutch company

VLS Moerdijk B.V., a Dutch company